                                                                   EXHIBIT 10.59



This offer given to Executive on August 29, 2001
                                    This offer is valid until September 19, 2001

             EXECUTIVE SEPARATION, RELEASE AND CONSULTING AGREEMENT

         This Executive Separation, Release and Consulting Agreement (the "Agreement") is entered into between Robert P. Wiederhold (the "Executive"), on the one hand, and Cadence Design Systems, Inc., a Delaware corporation ("Cadence") and Tality Corporation, a Delaware corporation ("Tality"), on the other hand, (collectively, the "Company"), as of this ___ day of _________, 2001.

         WHEREAS, the Executive desires to resign his employment as President and Chief Executive Officer of Tality; and

         WHEREAS, Cadence and Executive entered into that certain Tality Corporation 2000 Equity Incentive Plan Stock Option Agreement with Consent dated as of July 13, 2000 (the "Tality Option Agreement"); and

         WHEREAS, Cadence and Executive desire to amend the Tality Option Agreement as more particularly set forth herein; and

         WHEREAS, the Executive and the Company desire to reach an agreement concerning the circumstances under which the Executive's full-time employment relationship with the Company will terminate; and

         WHEREAS, the Company desires to be relieved of any and all duties, obligations, and/or liabilities, if any exist, with respect to Executive, other than those obligations and duties which are expressly stated in herein;

         NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the



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receipt and adequacy of which are hereby acknowledged, the Executive and the
Company agree as follows:

1.       Full-Time Employment.

         Executive will cease his full-time employment as President and Chief Executive Officer of Tality on August 31, 2001, at the close of business.

2.       Part-Time Employment Period.

         a. From September 1, 2001 through September 1, 2002, Executive shall continue as a part-time employee of the Company for a one-year term (the "Part-Time Employment Period"). Employee's employment with the Company shall terminate at the end of the Part-Time Employment Period. Executive recognizes that he is committing to remain as a part-time employee with the Company through the end of the Part-Time Employment Period and he agrees not to voluntarily terminate his employment with the Company during the Part-Time Employment Period. Likewise, the Company may not terminate Executive's employment during such period except for cause. Cause shall exist if the Executive: (1) materially breaches this Agreement or the Employee Proprietary Information and Inventions Agreement, which is referenced in Section 11 hereof; (2) fails to perform his duties after receipt of written notice of such failure and a reasonable opportunity to cure; (3) commits any breach of fiduciary duty or act of theft, misappropriation, embezzlement, intentional fraud or other violation of the law or similar conduct involving the Company or any affiliate; (4) receives a conviction or enters a plea of Nolo Contendere or the equivalent in respect of a



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         felony involving an act of dishonesty, moral turpitude, deceit or fraud; or (5) willfully or negligently causes any damage of a material nature to the business or property of the Company or any affiliate. If the Company terminates Executive without cause during the Part-Time Employment Period, or his employment terminates as a result of Executive's death or permanent disability, he (or his estate) shall continue to receive the same pay and benefits as if though his employment had continued through the end of the Part-Time Employment Period.

         b. During the Part-Time Employment Period, Executive shall be available to consult to the Company, and/or the Board of Directors of Tality or Cadence as necessary. During the Part-Time Employment Period, Executive shall report to Ray Bingham (or his successor(s)) and shall, in addition to providing general advice and consultation to the Company and its Board(s), perform other duties, including but not limited to, facilitating the transfer of customer relationships to members of the management team, participating in creating strategic direction for Tality, assist with litigation, claims, customer and/or supplier issues when requested by the Board or management of the Company to do so, and participate as a member of the Tality Board. Executive's performance of his duties during this period shall not require him to work more than a maximum of twenty (20) hours per week.

         c. In consideration for such employment, Executive shall be paid a monthly salary of $29,166.66, less taxes and standard withholdings required by law to be withheld, and deductions requested by Executive.


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

         Such compensation will be paid in accordance with the Company's normal payroll schedule.

         d. So long as Executive remains a part-time employee of the Company through September 1, 2002 and does not in any way breach this Agreement, Executive shall receive a bonus in the amount of $167,000, less taxes and withholdings required by law to be withheld, and deductions requested by Executive, on or about September 1, 2002.

         e. Executive shall continue to receive medical, dental and/or vision insurance coverage which the Executive elected and which the Executive continues to pay for under the Cadence Composition plan through the end of the Part-Time Employment Period, or until he secures such benefits through other means, after which time the Executive will become eligible to continue such coverage pursuant to the terms of COBRA at prevailing rates. All other employee benefits, including but not limited to the Employee Stock Purchase Plan, 401(k) contribution, life, dependent life and disability insurance and Midwest Legal Services likewise will terminate at the end of the Part-Time Employment Period. Executive's funds invested in the Company's Non Qualified Deferred Compensation Plan (the "Plan"), if any shall be treated in accordance with the terms of the Plan.

         f. Executive's Company stock options that were previously granted to Executive shall continue to vest during the Part-Time Employment Period in accordance with the Stock Option Plan(s) and Stock Option Agreement(s) under which the options were granted, so long as Executive



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

         has executed all necessary stock option agreements on or before August 31, 2001. Those options will cease vesting at the end of the Part-Time Employment Period, and Executive will have the period of time following his Termination Date that is provided in the applicable stock option agreement(s) to exercise the vested portions, if any.

         g. No Acceleration of Tality Options on Change in Control. Executive hereby acknowledges and agrees that Section 11 (b) of the "Plan" (as that term is defined in the Tality Option Agreement) shall not apply to the options granted to Executive under the Tality Option Agreement (the "Tality Options"). For the avoidance of doubt, but without limiting the generality of the foregoing, Executive hereby acknowledges and agrees that the Tality Options shall not vest or accelerate upon a "Change in Control" (as that term is defined in the Plan).

         h. Executive will be free to accept other employment or consulting engagements during the Part-Time Employment Period, so long as such other employment or consulting engagement does not violate paragraph 12 herein.

3.       2001 Bonus

         Executive shall receive a bonus in the amount of $250,000, less taxes and withholdings required by law to be withheld, and amounts requested by him to be deducted, on or about February 15, 2002, so long as Executive continues in his part-time employment capacity with the Company through that date and has not in any way breached this Agreement.

4.       Computer



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         Executive shall be given all right, title and interest in the IBM
         Thinkpad, monitor, docking station, keyboard and mouse which was provided to him for business use by the Company during the year 2000.Executive agrees, however, to delete all proprietary and confidential information belonging to the Company from the computer when requested to do so, and agrees to allow a representative of the Company to review the files on the computer upon request to ensure that all such information has been deleted.

5.       Business Expense

         Executive shall be reimbursed for all reasonable and necessary business expenses incurred during his full and part-time employment with the Company. Such expenses must be approved by Ray Bingham, or an individual designated by Mr. Bingham to approve such expenses, and must be submitted for reimbursement with appropriate documentation not more than ninety (90) days following the date on which the expense was incurred, and prior to the termination of his employment with the Company.

6.       DSL

         The Company will continue to pay for the Executive's DSL line at his residence through the end of the Part-Time Employment Period, at which time such payments on behalf of Executive shall cease.

7. Executive acknowledges and agrees that he is not entitled to any of the benefits provided in that Tality Corporation Employment Agreement between he and Tality that was entered into on July 14, 2000, and that this Agreement supercedes the Tality Corporation Employment Agreement.



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

8. During the Part-Time Employment Period, and following his termination of employment, Executive shall fully cooperate with the Company in all matters relating to his employment, the winding up of his pending work on behalf of the Company and the orderly transfer of any such pending work to other employees of the Company as may be designated by the Company.

9. The Executive agrees not to make any statement, written or oral, or otherwise engage in any communication which disparages the Company or any of the Company's employees, directors, or representatives, products, or business practices.

10.      General Release by Executive

                  (a) The Executive agrees that the payments and benefits provided herein are in full satisfaction of all obligations of the Company to the Executive arising out of or in connection with the Executive's employment including, without limitation, all salary, bonuses, accrued vacation, sick pay, and two weeks salary as standard termination notice period, and that the benefit of continued stock vesting constitutes consideration for the covenants and releases of the Executive as set forth herein. The Executive acknowledges that the Executive has no claims against the Company based on the Executive's employment by the Company or the Executive's separation therefrom and irrevocably, fully and finally releases the Company, its parent, subsidiaries and affiliates, and its current and former directors, officers, agents, attorneys, and employees ("Releasees") from all causes of action, claims, suits, demands or other obligations or liabilities, whether known or unknown, that Executive ever



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         had, or now has, including but not limited to, any claims that may be alleged to arise out of or in connection with the Executive's employment with the Company, or separation therefrom, including, not by way of limitation, any claims for wages, bonuses, and any claims that any terms of the Executive's employment with the Company or any circumstances of the Executive's separation were wrongful, in breach of any obligation of the Company or in violation of any rights, contractual, statutory or otherwise, of the Executive, including but not limited to rights arising under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, as amended, the California Labor Code, the Age Discrimination in Employment Act of 1967, as amended, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, as amended, the Executive Retirement Income and Security Act of 1974, as amended, (except for Executive's rights under COBRA and Executive's rights to the money in Executive's 401(k) plan account and deferred compensation plan account(s)), and any other local, state, or federal law, or law of any country, governing discrimination in employment, the payment of wages or benefits, or any other aspect of employment (collectively, "Claims").

          IN THIS REGARD THE EXECUTIVE WAIVES ANY RIGHTS CONFERRED BY CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES AS FOLLOWS:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."



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

                  (b) The release set forth in section (a) above does not and shall not extend to any obligations of the Company incurred under this Agreement or under the Indemnification Agreement which was signed by Executive on or about July 14, 2001 and is attached hereto as Exhibit A.

                  (c) The Executive acknowledges that he understands that he may take twenty-one (21) days to consider this Agreement and that he has been advised that he should consult with an attorney, if he desires to do so, prior to executing this Agreement. The Executive further acknowledges that he understands that he may revoke this Agreement within seven (7) days of his execution of this document and that the consideration to be paid to the Executive pursuant to this Agreement will be paid only after that seven (7) day revocation period.

11. Executive acknowledges and incorporates herein by reference his continuing obligations under the Employee Proprietary Information and Inventions Agreement executed by Executive on July 14, 2000, a copy of which is attached hereto as Exhibit B.

12. As President and CEO of Tality and as a Senior Executive and Officer of Cadence, Executive has obtained extensive and valuable knowledge and information concerning the business of the Company (including confidential information relating to the Company and its operations, assets, contracts, customers, personnel, plans, marketing plans, research and development plans and prospects). The Executive and the Company agree that it would be virtually impossible for Executive to work as an employee, consultant or advisor to a company in the electronic design automation



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         industry without inevitably disclosing confidential and proprietary information belonging to the Company. Accordingly, the Executive agrees that, during the Part-Time Employment Period he will not, directly or indirectly, provide services on behalf of any competing corporation, limited liability company, partnership, or other competing entity or person, specifically including but not limited to Avant! Corporation, Synopsys Inc., Mentor Graphics Corporation, Simplex Solutions, Inc., Magma Design Automation, Inc., or any subsidiary, affiliate, division, distributor or partial or complete successor thereof, whether as an employee, consultant, independent contractor, agent, sole proprietor, partner, joint venture, corporate officer or director; nor shall Executive acquire by reason of purchase during the term of his employment with the Company the ownership of more than one percent (1%) of the outstanding equity interest in any such competing entity. For purposes of this Section 12, a "competing" entity is one that is engaged in the research, design, development, marketing and/or sale of electronic design automation software and related products, including products containing hardware, software and both hardware and/or software. For purposes of this Section 12 a "competing" entity is also one that derives a substantial portion of its business from design services and/or intellectual property sales and/or licensing relating to semiconductors, systems and/or design methodologies.

13. During the Term of Executive's employment with the Company, Executive agrees that he will not, except with the written advance approval of Ray Bingham (or his successor(s)), voluntarily or



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         involuntarily, for any reason whatsoever, directly or indirectly, individually or on behalf of persons not now parties to this Agreement, or as a partner, stockholder, director, officer, principal, agent, employee or in any other capacity or relationship, for his own account or for the benefit of any other person or entity: (a) encourage, induce, attempt to induce, solicit or attempt to solicit anyone who is employed at that time, or was employed during the previous one (1) year, by the Company or any affiliate to leave his or her employment with the Company or any affiliate; or (b) interfere or attempt to interfere with the relationship or prospective relationship of the Company or any affiliate with any former, present or future client, customer, joint venture partner, or financial backer of the Company or any affiliate; or (c) solicit, divert or accept business, in any line or area of business engaged in by the Company or any affiliate, from any former, present or future client, customer or joint venture partner of the Company or any affiliate (other than on behalf of the Company). This paragraph shall supercede paragraph five (5) of the Employee Proprietary Information and Inventions Agreement executed by Executive on July 14, 2000, a copy of which is attached hereto as Exhibit B.

14. During the six (6) months following Executive's employment with the Company, Executive agrees that he will not, except with the advance written approval of the the Chairman of the Board of Tality, voluntarily or involuntarily, for any reason whatsoever,



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         directly or indirectly, individually or on behalf of persons not now parties to this Agreement, or as a partner, stockholder, director, officer, principal, agent, employee or in any other capacity or relationship, for his own account or for the benefit of any other person or entity: (a) encourage, induce, attempt to induce, solicit or attempt to solicit anyone who is employed at that time, or was employed during the previous one (1) year, by Tality or any affiliate to leave his or her employment with Tality or any affiliate; or (b) interfere or attempt to interfere with the relationship or prospective relationship of Tality or any affiliate with any former, present or future client, customer, joint venture partner, or financial backer of Tality or any affiliate; or (c) solicit, divert or accept business, in any line or area of business engaged in by Tality or any affiliate, from any former, present or future client, customer or joint venture partner of Tality or any affiliate. This paragraph shall supercede paragraph five
         (5) of the Employee Proprietary Information and Inventions Agreement executed by Executive on July 14, 2000, a copy of which is attached hereto as Exhibit B.

15. Notwithstanding the language in paragraph 24 herein, the parties hereto agree that damages would be an inadequate remedy for the Company in the event of a breach or threatened breach of Section 8, 11, 12, 13, 14 or 19 of this Agreement by Executive, and in the event of any such breach or threatened breach, the Company may, either with or without pursuing any potential damage remedies, obtain and enforce an injunction prohibiting Executive from violating this



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         Agreement and requiring Executive to comply with the terms of this
         Agreement.16.Executive represents and acknowledges that the Executive's decision to enter into this Agreement has been made voluntarily, knowingly, and without coercion of any kind.

17. Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim, which Executive may have against the Releasees.

18. Executive agrees that if the Executive hereafter commences, joins in, or in any manner seeks relief through any suit, claim, demand, charge, complaint or otherwise, arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against the Releasees any of the Claims released hereunder, then the Executive will pay to the Releasees, in addition to any other damages caused thereby, all reasonable attorneys' fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.

19. Executive acknowledges that during his employment he has had access to confidential and/or proprietary information of the Company and of third parties and acknowledges the Executive's obligation by agreement and/or at common law to continue to hold such information in confidence and neither disclose and/or use such information, notwithstanding the termination of his employment, and that he has returned to the Company all copies and records in any form of such information to Ron Kirchenbauer, or will do so prior to his termination date. Executive further agrees to return all other property (including but not limited to computers, phones,



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         fax machines, and printers) to Ron Kirchenbauer by September 1, 2001, except for as provided for in paragraph 4.

20. This Agreement shall be governed and enforced in accordance with the laws of the State of California, excluding its conflict of laws rules.


21. In the event that any part of this Agreement is found to be void or unenforceable then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement as each provision is separable from every other provision. If for any reason a court of competent jurisdiction or arbitrator finds any provision of this Agreement to be unenforceable, the provision shall be deemed amended as necessary to conform to applicable laws or regulations, or if it cannot be so amended without materially altering the intention of the parties, the remainder of the Agreement shall continue in full force and effect as if the offending provision were not contained herein.

22. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder be deemed to have waived any breach by the other



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         party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as, nor constitute, a continuing waiver of such breach or of other breaches by the same or any other provision of this Agreement.

23. The Company shall have the right to assign its rights and obligations under this Agreement to an entity that acquires substantially all of the assets of the Company. The rights and obligations of the Company under this Agreement shall inure to the benefit and shall be binding upon the successors and assigns of the Company. Executive shall not have any right to assign his obligations under this Agreement and shall only be entitled to assign his rights under this Agreement by will or the laws of descent and distribution.

24. The Company and Executive agree that any dispute regarding the interpretation or enforcement of this Agreement or any dispute arising out of Executive's employment or the termination of that employment with the Company, except for disputes regarding the interpretation of those sections referred to in Paragraph 14 and disputes involving the protection of the Company's intellectual property, shall be decided by confidential, final and binding arbitration conducted by Judicial Arbitration and Mediation Services ("JAMS") under the then-existing JAMS rules, rather than by litigation in court, trial by jury, administrative proceeding, or in any other forum.

25. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement, including the agreements referenced herein and attached as Exhibits hereto, constitute the complete and exclusive statement



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         of the agreement between the parties and supersede any and all prior or contemporaneous understandings, agreements, representations, conditions, covenants, proposals, and all other communications between the parties, whether written or oral, relating to the subject matter hereof.

26. This Agreement and the terms and conditions of the matters addressed in this Agreement may only be amended in writing executed both by the Executive and a duly authorized representative of the Company.

In witness whereof, the parties hereto have executed this Executive Termination and Release Agreement, effective eight (8) days after the date it is signed by both parties below (the "Effective Date").

ROBERT P. WIEDERHOLD                   CADENCE DESIGN SYSTEMS, INC.


By:                                    By:
   ---------------------------            ------------------------------------
                                          H. Raymond Bingham
Date:                                     President & Chief Executive
     -------------------------            Officer

                                        Date:
                                             ---------------------------------


                                                      TALITY CORPORATION

                                        Date:
                                             ---------------------------------
                                              H. Raymond Bingham
                                              Chairman of the Board


                                        Date:
                                             ---------------------------------



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